STATUTS COORDONNES deposes au Registre de Commerce et des Societes a Luxembourg.

POUR MENTION aux fins de la publication au Memorial, Recueil des Societes et Associations .

Luxembourg , le 14 fevrier 2013.

Constituee suivant acte rec;u par Maltre Henri HELLINCKX, notaire de residence a
Luxembourg, en date du 11 decembre 2012, non encore publie au Memorial C, Recueil des Societes et Associations.

Date
20- 12-2012

MODIFICATION
Notaire    Publication
H. HELLINCKX    c n°

STATUTS COORDONNES
Au 20 decembre 2012

Article 1. - Form and Name
There exists a public limited liability company (societe anonyme) under the name of
"Beverage Packaging Holdings (Luxembourg) V S.A." (the Company).
The Company may have one shareholder (the Sole Shareholder ) or more shareholders. The Company will not be dissolved by the death, suspension of civil rights, insolvency , liquidation or bankruptcy of the Sole Shareholder.
Any reference to the shareholders in the articles of association of the Company (the Artic les) shall be a reference to the Sole Shareholder of the Company if the Company has only one shareholder.
Article 2. - Registered office
The registered office of the Company is established in the municipality of Schuttrange. It may be transferred within the boundaries of the municipality of Schuttrange by a resolution of the board of management of the Company (the Board of Management).
Where the Board of Management determines that extraordinary political or military developments or events have occurred or are imminent and that these developments or events would interfere with the normal activities of the Company at its registered office, or with the ease of communication between such office and persons abroad, the registered office may be temporarily transferred abroad until the complete cessation of these extraordinary circumstances . Such temporary measures shall have no effect on the nationality of the Company which, notwithstandi ng the temporary transfer of its registered office, will remain a company incorporated in the Grand Duchy of Luxembourg.
Article 3. - Duration
The Company is formed for an unlimited duration.
The Company may be dissolved, at any time, by a resolution of the General Meeting adopted in the manner required for amendments of the Articles, as prescribed in Article 10 below.
Article 4. - Corporate object
The corporate object of the Company is (i) the acquisition, holding and disposal, in any form, by any means, whether directly or indirectly, of participations, rights and interests in, and obligations    of , Luxembourg and foreign companies, (ii) the    acquisition by purchase, subscription, or in any other manner, as well as the transfer by sale, exchange or in any other manner of stock, bonds, debentures , notes and other securities or financial instruments of any kind (including notes or parts or units issued by Luxembourg or foreign mutual funds or similar undertakings) and receivables, claims or loans or other credit facilities and agreements or contracts relating thereto, and (iii) the ownership , administration , development and management of a portfolio of assets (including, among other things, the assets referred to in (i) and (ii) above).
The Company may borrow in any form. It may enter into any type of loan agreements and it may issue notes, bonds, debentures , certificates, shares, beneficiary parts, warrants and any kind of debt or equity securities including under one or more issuance programmes. The Company may lend funds including the proceeds of any borrowings and/or issues of securities to its subsidiaries, affiliated companies or to any other company.
The Company may also give guarantees and grant security in favour of third parties to secure its obligations or the obligations of its subsidiaries, affiliated companies or any other company. The Company may further pledge , transfer , encumber or otherwise create security over some or all of its assets.
The Company may enter into, execute and deliver and perform any swaps, futures, forwards, derivatives, options, repurchase, stock lending and similar transactions. The Company may generally employ any techniques and instruments relating to investments for the purpose of their efficient management, including, but not limited to, techniques and instruments designed to protect it against credit, currency exchange, interest rate risks and other risks.

The descriptions above are to be understood in their broadest sense and their enumeration is not limiting. The corporate objects shall include any transaction or agreement which is entered into by the Company, provided it is not inconsistent with the foregoing enumerated objects.
In general, the Company may take any controlling and superviso ry measures and carry out any operation or transaction which it considers necessary or useful in the accomplishment and development of its corporate objects.
The Company may carry out any commercial, industrial, financial, personal, and real estate operations, which are directly or indirectly connected with its corporate purpose or which may favour its development.
Article 5. - Share capital
The subscribed share capital is set at one hundred fifty million thirty-one thousand and ten Euros (EUR 150,031 ,010), represented by four million eight hundred thirty-nine thousand seven hundred and ten (4,839,710) shares having a par value of EUR 31 (thirty-one euro) per share each.
The subscribed share capital of the Company may be increased or reduced by a resolution adopted by the General Meeting in the manner required for amendment of the Articles, as prescribed in Article 10 below.
Article 6. - Shares
The shares of the Company shall be in registered form ( actions nominatives).
A register of shares will be kept at the registered office, where it will be available for inspection by any shareholder. Such register shall set forth the name of each shareholder, its residence or elected domicile, the number of shares held by it, the amounts paid in on each such share, and the transfer of shares and the dates of such transfers. The ownersh ip of the shares will be established by the entry in this register.
Certificates of these entries may be issued to the shareholders and such certificates , if any, will be signed by the chairman of the Board of Management or by any other two members of the Board of Management.
The Company will recognise only one holder per share. In case a share is held by more than one person, the Company has the right to suspend the exercise of all rights attached to that share until one person has been appointed as sole owner in relation to the Company. The same rule shall apply in the case of conflict between an usufruct holder ( usufruitier) and a bare owner (nu proprietaire) or between a pledgor and a pledgee.
The Company may redeem its own shares within the limits set forth by law.
Article 7. - Transfer of shares
The transfe r of shares may be effected by a written declaration of transfer entered in the register of the shareholder(s) of the Company, such declaration of transfer to be executed by the transferor and the transferee or by persons holding suitable powers of attorney or in accordance with the provisions applying to the transfer of claims provided for in article 1690 of the Luxembourg civil code.
The Company may also accept as evidence of transfer other instruments of transfer evidencing the consent of the transferor and the transferee satisfactory to the Company.
Art icle 8. - Powers of the General Meeting of the Company
As long as the Company has only one shareholder, the Sole Shareholder assumes all powers conferred to the General Meeting. In these Articles, decisions taken, or powers exercised, by the General Meeting shall be a reference to decisions taken, or powers exercised, by the Sole Shareholder as long as the Company has only one shareholder. The decisions taken by the Sole Shareholder are documented by way of minutes.
In the case of a plurality of shareholders, any regularly constituted General Meeting shall represent the entire body of shareholders of the Company. It shall have the broadest powers to order, carry out or ratify acts relating to all the operations of the Company.

Article 9. - Annual General Meeting of the shareholders - Other Meetings
The annual General Meeting shall be held, in accordance with Luxembourg law, in Luxembourg at the address of the registered office of the Company or at such other place in the municipality of the registered office as may be specified in the convening notice of the meeting, on the second Thursday in June of each year at 8 am. If such day is not a business day for banks in Luxembourg, the annual General Meeting shall be held on the next following business day.
The annual General Meeting may be held abroad if, in the absolute and final judgment of the Board of Management exceptional circumstances so require.
Other meetings of the shareholders of the Company may be held at such place and time as may be specified in the respective convening notices of the meeting.
Any shareholder may participate in a General Meeting by conference call, video conference or similar means of communications equipment whereby (i) the shareholders attending the meeting can be identified, (ii) all persons participating in the meeting can hear and speak to each other , (iii) the transmission of the meeting is performed on an on-going basis and (iv) the shareholders can properly deliberate, and participating in a meeting by such means shall constitute presence in person at such meeting.
Article 10. - Notice, quorum, convening notices, powers of attorney and vote
The notice periods and quorum provided for by law shall govern the notice for, and the conduct of, the General Meetings, unless otherwise provided herein.
The Board of Management as well as the statutory auditors or, if exceptional circumstances require so, any two members of the Board of Management acting jo intly may convene a general meeting. They shall be obliged to convene it so that it is held within a period of one month, if shareholders representing one-tenth of the capital require it in writing, with an indication of the agenda. One or more shareholders representing at least one tenth of the subscribed capital may require the entry of one or more items on the agenda of any General Meeting. This request must be addressed to the Company at least 5 (five) days before the relevant General Meeting.
Convening notices for every General Meeting shall contain the agenda and shall take the form of announcements published twice, with a minimum interval of eight days, and eight days before the meeting, in the Official Journal ( Memoria and in a Luxembourg newspaper.
Notices by mail shall be sent eight days before the meeting to registered shareholders.
Where all the shares are in registered form, the convening notices may be made by registered letters only.
Each share is entitled to one vote.
Except as otherwise required by law or by these Articles, resolutions at a duly convened General Meeting will be passed by a simple majority of those present or represented and voting.
However, resolutions to alter the Articles of the Company may only be adopted in a General Meeting where at least one half of the share capital is represented and the agenda indicates the proposed amendments to the Articles and, as the case may be, the text of those which concern the objects or the form of the Company. If the first of these conditions is not satisfied, a second meeting may be convened, in the manner prescribed by the Articles, by means of notices published twice, at fifteen days interval at least and fifteen days before the meeting in the Official Journal (Memoria and in two Luxembourg newspapers. Such convening notice shall reproduce the agenda and indicate the date and the results of the previous meeting. The second meeting shall validly deliberate regardless of the proportion of the capital represented. At both meetings, resolutions, in order to be adopted, must be carried by at least two-thirds of the votes expressed at the relevant General Meeting. Votes relating to shares for which the shareholder did not participate in the vote, abstain from voting, cast a blank ( blanc) or spoilt ( nu vote are not taken into account to calculate the majority.
The nationality of the Company may be changed and the commitments of its shareholders may be increased only with the unanimous consent of the shareholders and bondholders.

A shareholder may act at any General Meeting by appointing another person who need not be a shareholder as its proxy in writing whether in original, by telefax, or e-mail to which an electronic signature (which is valid under Luxembourg law) is affixed.
If all the shareholders of the Company are present or represented at a General Meeting, and consider themselves as being duly convened and informed of the agenda of the meeting, the meeting may be held without prior notice.
Before commencing any deliberations, the shareholders shall elect a chairman of the General Meeting. The chairman shall appoint a secretary and the shareholders shall appoint a scrutineer. The chairman, the secretary and the scrutineer form the General Meeting's bureau.
The minutes of the General Meeting will be signed by the members of the bureau of the General Meeting and by any shareholder who wishes to do so.
However , in case decisions of the General Meeting have to be certified, copies or extracts for use in court or elsewhere must be signed by the chairman of the Board of Management or by any two members of the Board of Management.
Article 11. - Management
The Company shall be governed by the provisions of the Luxembourg law of August 10, 1915 on Commercial Companies, as amended (the Company Law).
The Company shall be managed by a Board of Management composed of at least three members who need not be shareholders of the Company . The members of the Board of Management shall be elected for a term not exceeding six years and shall be eligible for re appointment.
Where a legal person is appointed as a member of the Board of Management (the Legal Entity), the Legal Entity must designate a natural person as permanent representative (representant permanent) who will represent the Legal Entity as member of the Board of Management in accordance with the Company Law.
The members of the Board of Management shall be appointed by the Supervisory Board. The Supervisory Board shall also determine the number of members of the Board of Management, their remuneration and the term of their office. A member of the Board of Management may be removed with or without cause and/or replaced, at any time, by resolution adopted by the Supervisory Board.
In the event of vacancy in the office of a member of the Board of Management because of death, retirement or otherwise, the remaining members of the Board of Management may elect, by a majority vote, a member of the Board of Management to fill such vacancy until the next meeting of the Supervisory Board. In the absence of any remaining members of the Board of Management , a meeting of the Supervisory Board shall promptly be convened and held to appoint new members of the Board of Management.
Article 12. - Meetings of the Board of Management
The Board of Management shall appoint a chairman (the Chairman) among its members and may choose a secretary, who need not be a member of the Board of Management , and who shall be responsible for keeping the minutes of the meetings of the Board of Management. The Chairman will preside at all meetings of the Board of Management. In his/her absence, the other members of the Board of Management will appoint another chairman pro tempore who will preside at the relevant meeting by simple majority vote of the members of the Board of Management present or represented at such meeting. Meetings of the Board of Management shall in principle be held at the registered office of the Company.
The Board of Management shall meet upon call by the Chairman or any two members of the Board of Management at the place indicated in the notice of meeting.
Written notice of any meeting of the Board of Management shall be given to all the members of the Board of Management at least twenty-four (24) hours in advance of the date set for such meeting, except in circumstances of emergency, in which case the nature of such circumstances shall be set forth briefly in the convening notice of the meeting of the Board of

Management.
No such written notice is required if all the members of the Board of Management are present or represented during the meeting and if they state to have been duly informed, and to have had full knowledge of the agenda of the meeting. The written notice may be waived by the consent in writing, whether in original , by telefax, or e-mail to which an electronic signature (which is valid under Luxembourg law) is affixed, of each member of the Board of Management. Separate written notice shall not be required for meetings that are held at times and places determined in a schedule previously adopted by resolution of the Board of Management.
Any member of the Board of Management may act at any meeting of the Board of Management by appointing in writing , whether in original, by telefax, or e-mail to which an electronic signature (which is valid under Luxembourg law) is affixed, another member of the Board of Management as his or her proxy.
The Board of Management can validly debate and take decisions only if at least one half of its members is present or represented. A member of the Board of Management may represent more than one of his or her colleagues , under the condition however that at least two members of the Board of Management are present at the meeting or participate at such meeting by way of any means of communication that are permitted under the Articles and by the Company Law. Decisions are taken by the majority of the members present or represented. In case of a tied vote, the Chairman of the meeting shall have a casting vote.
Any member of the Board of Management may participate in a meeting of the Board of Management by conference call, video conference or similar means of communicat ions equipment whereby (i) the members of the Board of Management attending the meeting can be identified, (ii) all persons participating in the meeting can hear and speak to each other, (iii) the transmission of the meeting is performed on an on-going basis and (iv) the members of the Board of Management can properly deliberate , and participating in a meeting by such means shall constitute presence in person at such meeting. A meeting of the Board of Management held by such means of communication will be deemed to be held in Luxembourg.
Notwithstanding the foregoing, a resolution of the Board of Management may also be passed in writing , in case of urgency or where other exceptional circumstances so require. Such resolution shall consist of one or several documents containing the resolutions and signed, manually or electronically by means of an electronic signature which is valid under Luxembourg law, by each member of the Board of Management. The date of such resolution shall be the date of the last signature.
Article 13. - Minutes of meetings of the Board of Management
The minutes of any meeting of the Board of Management shall be signed by all members of the Board of Management present at such meeting and a copy sent to any member of the Board of Management not present.
Copies or extracts of such minutes which may be produced in judicial proceedings or otherwise shall be signed by any two members of the Board of Management.
Article 14. - Powers of the Board of Management
Subject to article 17 of the Articles, the Board of Management is vested with the broadest powers to perform or cause to be performed all acts of disposition and administration in the Company's interest. All powers not expressly reserved by the Company Law or by the Articles to the General Meeting and to the Supervisory Board fall within the competence of the Board of Management.
Article 15.- Delegation of powers
The Board of Management may appoint a person (delegue a la gestion journaliere) , either a shareholder or not, or a member of the Board of Management or not, who shall have full authority to act on behalf of the Company in all matters concerned with the daily management and affairs of the Company.
The Board of Management may appoint a person, either a shareholder or not, either a member of the Board of Management or not, as permanent representative for any entity in which the Company is appointed as member of the Board of Management. This permanent representative will act with all discretion, but in the name and on behalf of the Company, and may bind the Company in its capacity as member of the Board of Management of any such entity.
The Board of Management is also authorised to appoint a person, either member of the Board of Management or not, for the purposes of performing specific funct ions at every level within the Company.
Article 16. - Binding signatures
The Company shall be bound towards third parties in all matters by the joint signatures of any two members of the Board of Management. The Company shall further be bound by the joint signatures of any persons or the sole signature of the person to whom specif ic signatory power has been granted by the Board of Management , but only within the limits of such power. Within the boundaries of the daily management , the Company will be bound by the sole signature , as the case may be, of the person appointed to that effect in accordance with the f irst paragraph of Article 15 above.
Article 17.- Supervisory Board
The Company shall be supervised by a supervisory board (the Supervisory Board) composed of at least three members who need not to be shareholders of the Company. The members of the Supervisory Board shall be elected for a term not exceeding six years and shall be eligible for re-appointment.
Where a legal person is appointed as a member of the Board of Management (the Legal Entity), the Legal Entity must designate a natural person as permanent representat ive (representant permanent) who will represent the Legal Entity as member of the Supervisory Board in accordance with the Company Law.
The members of the Supervisory Board shall be elected by the General Meeting. The General Meeting shall also determine the number of members of the Supervisory Board, their remuneration and the term of their office. A member of the Supervisory Board may be removed with or without cause and/or replaced, at any time, by resolution adopted by the General Meeting.
In the event of vacancy in the office of a member of the Supervisory Board because of death, retirement or otherwise, the remaining members of the Supervisory Board may elect, by a majority vote, a member of the Supervisory Board to fill such vacancy until the next General Meeting. In the absence of any remaining members of the Supervisory Board, a General Meeting shall promptly be convened by the auditor and held to appoint new members of the Supervisory Board.
The following decisions by the Board of Management shall require the prior authorisation of the Supervisory Board (the Major Decisions):
i.Acquisitions or disposals by the Company or any of its subsidiaries (together, the Group) the consideration for which exceeds EUR 2,000,000, whether by a single transaction or series of connected transactions ;
ii.Any investments in or the carrying on of business through an entity that is not a wholly owned subsidiary, in excess of EUR 2,000,000;
iii.The change, replacement , or any material addition to any loan or loan facility entered into by any member of the Group, or the addition of any new loan or loan facility;
iv.Subject to any arrangements in respect of forced exits or registration rights, the adoption and implementation of any strategy for achieving a flotation of any member of the Group and decisions as to the timing and pricing of such flotation;
v.    Any proposal to the General Meeting regarding a merger, consolidation, recapitalization, winding-up or liquidation or commencing of any insolvency proceedings of the Company or any other member of the Group;

vi.Any proposal to the General Meeting regarding the declaration and payment of any dividend or other distribution by the Company;
vii.The entry into by the Company or any other member of the Group of any transaction, arrangement with a member of the Board of Management of the Company or any other member of the Group or any person connected with such member of the Board of Management or with any shareholder;
viii.The removal and appointment of the chairman and the removal and appointment of the chief executive officer of the Company or any other member of the Group;
ix.Establishment or material variation of any employee share option scheme, any pension or life insurance scheme in relation to any member of the Group;
x.    The making of loans and giving of guarantees or indemnities by any member of the Group to employees in excess of EUR 2,000,000;
xi.The creation of any mortgage, charge, encumbrance or other security interest on any uncalled capital or on any asset of the Company other than in the ordinary course of business;
xii.The making of capital expenditures by any member of the Group in excess of EUR 2,000,000 in any year not provided for specifically in the budget ;
xiii.Any proposal by the Board of Management made to the General Meeting concerning the removal, replacement and remuneration of the Company's auditors ;
xiv.The approval of any significant change in accounting policies or practices, including any alteration of the Company's accounting reference date; and
xv.The payment to any member of the Board of Management of the Company or any affiliated person of any bonus or commission other than pursuant to an employment contract.
Article 18. - Meetings of the Supervisory Board
The members of the Supervisory Board shall meet whenever a decision entering within its duties, in accordance with article 17 of the Articles is to be taken, upon call of a member of the Supervisory Board or of a Member of the Board of Management at the place indicated in the convening notice.
Written notice of any meeting of the Supervisory Board shall be given to the members of the Supervisory Board at least 24 (twenty-four) hours in advance of the date set for such meeting, except in case of emergency , in which case the nature of such circumstances shall be set forth in the convening notice of the meeting of the Supervisory Board.
No such convening notice is required if all the members of the Supervisory Board are present or represented at the meeting and if they state to have been duly informed, and to have had full knowledge of the agenda of the meeting. The notice may be waived by the consent in writing, whether in original, by telegram, telex , facsimile or e-mail, of each member of the Supervisory Board.
Any member of the Supervisory Board may act at any meeting of the Supervisory Board by appointing in writing another member of the Supervisory Board as his proxy.
Resolutions of the Supervisory Board are validly taken by the majority of the votes cast by the members of the Supervisory Board present or represented. Each member of the Supervisory Board may cast one vote.
Any member of the Supervisory Board may participate in any meeting of the Supervisory Board by telephone or video conference call or by any other similar means of communication allowing all the persons taking part in the meeting to hear and speak to each other. The participation in a meeting by these means is deemed equivalent to a participation in person at such meeting.
The resolutions of the Supervisory Board will be recorded in minutes signed by all the members of the Supervisory Board present or represented at the meeting.

Circular resolutions signed by all the members of the Supervisory Board shall be valid and binding in the same manner as if passed at a meeting duly convened and held. Such signatures may appear on a single document or on multiple copies of an identical resolution and may be evidenced by letter or facsimile.
Article 19.- Conflict of interests
No contract or other transaction between the Company and any other company or f irm shall be affected or invalidated by the fact that any one or more of the members of the Management Board, members of the Supervisory Board or officers of the Company is interested in, or is a member of the Board of Management, associate, officer or employee of such other company or firm.
Any member of the Board of Management , member of the Supervisory Board or officer of the Company who serves as member of the Board of Management, member of the Supervisory Board, officer or employee of any company or firm with which the Company shall contract or otherwise engage in business shall not, solely by reason of such affiliation with such other company or firm, be prevented from considering and voting or acting upon any matters with respect to such contract or other business.
In the event that any member of the Board of Management or member of the Supervisory Board of the Company may have any personal and opposite interest in any transaction of the Company, such member of the Board of Management or member of the Supervisory Board shall make known to the Board of Management or to the Supervisory Board such personal and opposite interest and shall not consider or vote upon any such transaction , and such transaction, and such member of the Board of Management's interest therein, shall be reported to the next following General Meeting.
The preceding paragraph does not apply to resolutions of the Board of Management or of the Supervisory Board concerning transactions made in the ordinary course of business of the Company which are entered into on arm's length terms.
Article 20.- Indemnificat ion
The Company may indemnify any member of the Board of Management or officer and his heirs, executors and administrators , against expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a member of the Board of Management or officer of the Company or, at his request, of any other corporation of which the Company is a shareholder or creditor and from which he is not entitled to be indemnified, except in relation to matters as to which he shall be finally adjudged in such action , suit or proceeding to be liable for gross negligence or misconduct.
In the event of a settlement , indemnification shall be provided only in connection with such matters covered by the settlement as to which the Company is advised by counsel that the person to be indemnified did not commit such a breach of duty. The foregoing right of indemnification shall not exclude other rights to which he may be entitled.
Article 21. - Statutory Auditor(s)
The operations of the Company shall be supervised by one or several statutory auditor(s) ( commissaire(s) aux comptes), or, where required by law, an independent external authorised auditor ( reviseur d'entreprises agree). The statutory auditor(s) shall be elected for a term not exceeding six years and shall be eligible for re-appointment.
The statutory auditor(s) will be appointed by the General Meeting which will determine their number, their remuneration and the term of their office. The statutory auditor(s) in office may be removed at any time by the general meeting of shareholders of the Company with or without cause.
Article 22.- Accounting year
The accounting year of the Company shall begin on 1 January and ends on 31 December of each year.

Article 23. - Annual accounts
Each year, at the end of the financial year, the Board of Management will draw up the annual accounts of the Company in the form required by the Company Law.
At the latest one month prior to the annual General Meeting, the Board of Management will submit the Company's balance sheet and profit and loss account together with its report and such other documents as may be required by law to the statutory auditor(s) of the Company who will thereupon draw up its report.
At the latest 15 (fifteen) days prior to the annual General Meeting, the balance sheet, the profit and loss account, the reports of the Board of Management and of the statutory auditor(s) and such other documents as may be required by law shall be deposited at the registered office of the Company where they will be available for inspection by the shareholders during regular business hours.
Article 24. - Allocation of profits
From the annual net profits of the Company, 5% (five per cent.) shall be allocated to the reserve required by law. This allocation shall cease to be required as soon as such legal reserve amounts to 10% (ten per cent.) of the capital of the Company as stated or as increased or reduced from time to time as provided in Article 5 above, but shall again be compulsory if the reserve falls below such one-tenth.
The General Meeting shall determine how the remainder of the annual net profits shall be disposed of and it may decide to pay dividends from time to time, as in its discretion it believes best suits the corporate purpose and policy and within the limits of the Company Law.
The dividends may be paid in euro or any other currency selected by the Board of Management and they may be paid at such places and times as may be determined by the Board of Management.
The Board of Management may decide to pay interim dividends under the conditions and within the limits laid down in the Company Law.
Article 25. - Dissolution and liquidation
The Company may be dissolved, at any time, by a resolution of the General Meeting adopted in the manner required for amendment of these Articles , as prescribed in article 11 above. In the event of dissolution of the Company, the liquidation shall be carried out by one or several liquidators (who may be physical persons or legal entities) appointed by the General Meeting deciding such liquidation. Such General Meeting shall also determine the powers and the remuneration of the liquidator(s).
Article 26. - Applicable law
All matters not expressly governed by these Articles shall be determined in accordance with the Company Law.
Suit la traduction en francais du texte qui precede:
Article 1. - Forme et Denomination
II est etabli une societe anonyme sous la denomination de "Beverage Packaging Holdings (Luxembourg) V S.A." (la Societe).
La Societe peut avoir un actionnaire unique (l'Actionnaire Unique) ou plusieurs actionnaires. La Societe ne pourra pas etre dissoute par le deces, la suspension des droits civiques, la faillite, la liquidation ou la banqueroute de l'Actionnaire Unique.
Toute reference aux actionnaires dans les statuts de la Societe (les Statuts) est une reference a l'Actionnaire Unique si la Societe n'a qu'un seul actionnaire.
Article 2. - Siege Social
Le siege social de la Societe est etabli dans la municipalite de Schuttrange. II pourra etre transfere dans les limites de la commune de Schuttrange par simple decision du directoire de la Societe (le Directoire).

Lorsque le Directoire estime que des evenements extraordinaires d'ordre politique OU militaire de nature a compromettre l'activite normale au siege social, ou la communication aisee entre le siege social et l'etranger se produiront ou seront imminents, ii pourra transferer provisoirement le siege social a l'etranger jusqu 'a la cessation complete de ces circonstances anormales. Cette mesure provisoire n'aura toutefois aucun effet sur la nationalite de la Societe, qui restera une societe luxembourgeoise.
Article 3. - Duree de la Societe
La Societe est constituee pour une periode indeterminee.
La Societe peut etre dissoute, a tout moment, par resolution de l'Assemblee Generale statuant comme en matiere de modifications des Statuts, tel que prescrit a I'Article 1O ci-apres.
Article 4. - Objet Social
La Societe a pour objet social (i) !'acquisition, la detention et la cession, sous quelque forme que ce soit et par tous moyens, par voie directe au indirecte, de participations, droits, interets et engagements dans des societes luxembourgeoises au etrangeres, (ii) !'acquisition par achat, souscription ou de toute autre maniere, ainsi que !'alienation par vente, echange or de toute autre maniere de titres, obligations, creances, billets et autres valeurs ou instruments financiers de toutes especes (notamment d'obligations ou de parts emises par des fonds commun de placement luxembourgeois OU par des fonds strangers, OU tout autre organisme similaire), de prets ou toute autre facilite de credit, ainsi que des contrats portant sur les titres precites au y relatifs et (iii) la possession, !'administration, le developpement et la gestion d'un portefeuille d'actifs (compose notamment d'actifs tels que ceux definis dans les paragraphes (i) et (ii) ci dessus).
La Societe peut emprunter sous quelque forme que ce soit. Elle peut etre partie a tout type de contrat de pret et elle peut proceder a !'emission de titres de creance, d'obligations, de certificats, d'actions, de parts beneficiaires, de warrants et d'actions, y compris sous un ou plusieurs programmes d'emissions. La Societe peut preter des fonds, y compris ceux resultant des emprunts et/ou des emissions d'obligations, a ses filiales, a des societes affiliees et a toute autre societe.
La Societe peut egalement consentir des garanties au des suretes au profit de tierces personnes afin de garantir ses obligations au les obligations de ses filiales, de societes affiliees ou de toute autre societe. La Societe peut en outre nantir, ceder, grever de charges tout ou partie de ses avoirs ou creer, de toute autre maniere, des suretes portant sur tout ou partie de ses avoirs.
La Societe peut passer, executer, delivrer au accomplir toutes les operations de swaps, operations a terme (futures), operations sur produits derives, marches a prime (options), operations de rachat, pret de titres ainsi que toutes autres operations similaires. La Societe peut, de maniere generale, employer toutes techniques et instruments lies a des investissements en vue de leur gestion efficace, y compris des techniques et instruments destines a la proteger contre les risques de change, de taux d'interet et autres risques.
Les descriptions ci-dessus doivent etre comprises dans leurs sens le plus large et leur enumeration n'est pas !imitative. L'objet social couvre toutes les operations auxquelles la Societe participe et taus les contrats passes pas la Societe, dans la mesure au ils restent compatibles avec l'objet social ci-avant explicite.
D'une fagon generale, la Societe peut prendre toutes mesures de surveillance et de controle et effectuer toute operation ou transaction qu'elle considere necessaire au utile pour l'accomplissement et le developpement de son objet social de la maniere la plus large.
La Societe peut accomplir toutes les operations commerciales, industrielles, financieres, mobilieres et immobilieres, se rapportant directement ou indirectement a son objet social ou susceptibles de favoriser son developpement.

Article 5. - Capital Social
Le capital social souscrit est fixe a cent cinquante millions trente-et-un mille et dix euros
(EUR 150.031.010,-), represente par quatre millions huit cent trente-neuf mille sept cent dix (4.839.710) actions d'une valeur nominale de trente-et-un euros (EUR 31,-) chacune.
Le capital social souscrit de la Societe peut etre augmente ou reduit par une resolution prise par l'Assemblee Generale statuant comme en matiere de modification des Statuts, tel que prescrit a !'article 10 ci-apres.
Article 6. - Actions
Les actions de la Societe sont nominatives.
Un registre de(s) actionnaire(s) est tenu au siege social de la Societe ou ii peut etre consulte par tout actionnaire. Ce registre contient le nom de tout actionnaire, sa residence ou son domicile elu, le nombre d'actions qu'il detient, le montant libere pour chacune de ces actions, ainsi que la mention des transferts des actions et les dates de ces transferts. La propriete des actions est etablie par inscription dans ledit registre.
Des certificats constatant les inscriptions dans le registre des actionnaires peuvent etre emis aux actionnaires et ces certificats, s'ils sont emis, seront signes par le president du Directoire ou par deux autres membres du Directoire.
La Societe ne reconnait qu'un seul proprietaire par action. Dans le cas ou une action viendrait a appartenir a plusieurs personnes, la Societe aura le droit de suspendre l'exercice de tous droits y attaches jusqu'au moment ou une personne aura ete designee comme proprietaire unique vis-a. vis de la Societe. La meme regle sera appliquee en cas de conflit entre un usufruitier et un nu proprietaire ou entre un creancier et un debiteur gagiste.
La Societe peut racheter ses propres actions dans les limites prevues par la loi.
Article 7.- Transfert des Actions
Le transfert des actions peut se faire par une declaration ecrite de transfert inscrite au registre de(s) actionnaire(s) de la Societe, cette declaration de transfert devant etre datee et signee par le cedant et le cessionnaire ou par des personnes detenant les pouvoirs de representation necessaires pour agir a cet effet ou, conformement aux dispositions de !'article 1690 du code civil luxembourgeois relatives a la cession de creances.
La Societe peut egalement accepter comme preuve de transfert d'actions d'autres instruments de transfert , dans lequel les consentements du cedant et du cessionnaire sont etablis, et juges suffisants par la Societe.
Article 8. - Pouvoirs de l'assemblee des actionnaires de la Societe
Aussi longtemps que la Societe n'a qu'un Actionnaire Unique, l'Actionnaire Unique a tous les pouvoirs conferes a l'Assemblee Generale. Dans ces Statuts, toute reference aux decisions prises ou aux pouvoirs exerces par l'Assemblee Generale est une reference aux decisions prises ou aux pouvoirs exerces par l'Actionnaire Unique tant que la Societe n'a qu'un Actionnaire unique. Les decisions prises par l'Actionnaire Unique sont enregistrees par voie de proces-verbaux.
Dans l'hypothese d'une pluralite d'actionnaires, toute Assemblee Generale regulierement constituee represente tous les actionnaires de la Societe. Elle a les pouvoirs les plus larges pour ordonner, faire ou ratifier tous les actes relatifs aux operations de la Societe.
Article 9. - Assemblee Generale annuelle des actionnaires - Autres Assemblees Generales
L'Assemblee Generale annuelle se tient conformement a la loi luxembourgeoise a Luxembourg au siege social de la Societe ou a tout autre endroit de la commune du siege indique dans les convocations, le deuxieme jeudi de juin de chaque annee a 8 heures. Si ce jour est ferie pour les etablissements bancaires a Luxembourg, l'Assemblee Generale annuelle se tiendra le premier jour ouvrable suivant.
L'Assemblee Generale peut se tenir a l'etranger si le Directoire constate souverainement que des circonstances exceptionnelles le requierent.

Les autres Assemblees Generales pourront se tenir aux lieu et heure specifies dans les avis de convocation.
Tout actionnaire de la Societe peut participer a l'Assemblee Generale par conference telephonique, video conference ou tout autre moyen de communication similaire grace auquel
(i) les actionnaires participant a la reunion de l'Assemblee Generale peuvent etre identifies, (ii) toute personne participant a la reunion de l'Assemblee Generale peut entendre les autres participants et leur parler, (iii) la reunion de l'Assemblee Generale est retransmise en direct et
(iv) les actionnaires peuvent valablement deliberer. La participation a une reunion de l'Assemblee Generale par un tel moyen de communication equivaudra a une participation en personne a la reunion.
Article 10. - Delais de convocation, quorum, avis de convocation, procurations et vote
Les delais de convocation et quorum requis par la loi sont applicables aux avis de convocation et a la conduite de l'Assemblee Generale, dans la mesure ou ii n'en est pas dispose autrement dans les Statuts.
Une Assemb lee Generale peut etre convoquee par le Directoire, ou par le commissaire aux comptes ou, si des circonstances exceptionnelles le requierent, par deux membres du Directoire conjointement. lls sont obliges de la convoquer de fa9on qu'elle soit tenue dans le delai d'un mois, lorsque des actionnaires representant le dixieme du capital social les en requierent par une demande ecrite, indiquant l'ordre du jour. Un ou plusieurs actionnaires representant au mains un dixieme du capital social peuvent demander !'inscription d'un OU de plusieurs points a l'ordre du jour de toute Assemb lee Generale. Cette demande doit etre envoyee par lettre recommandee cinq jours au mains avant la tenue de l'Assemblee Generale en question.
Les avis de convocation pour chaque Assemb lee Generale doivent contenir l'ordre du jour et sont faites par des annonces inserees deux fois a huit jours d'intervalle au mains et huit jours avant l'Assemblee Generale, dans le Memorial et dans un journal de Luxembourg.
Des lettres missives seront adressees, huit jours avant l'assemblee, aux actionnaires en nom.
Quand toutes les actions sont nominatives, les convocations peuvent etre faites uniquement par lettres recommandees.
Chaque action donne droit a une voix.
Dans la mesure ou ii n'en est pas autrement dispose par la loi ou par les Statuts, les decisions de l'Assemblee Generale dOment convoquee sont prises a la majorite simple des actionnaires presents ou representes et votants.
Cependant, les decisions pour modifier les Statuts de la Societe peuvent seulement etre adoptees par une Assemblee Generale representant au mains la moitie du capital social et pour laquelle l'ordre du jou r indique les modifications statutaires proposees, et le cas echeant, le texte de celles qui touchent a l'objet OU a la forme de la Societe. Si la premiere de ces conditions n'est pas remplie, une nouvelle assemblee peut etre convoquee, dans les formes prevues par les Statuts, par des annonces inserees deux fois, a quinze jours d'intervalle au mains et quinze jours avant l'Assemb lee Generale dans le Memorial et dans deux journaux de Luxembourg. Cette convocation reproduit l'ordre du jour, en indique la date et le resultat de la precedente Assemblee Generale. La seconde assemblee delibere valablement, quelle que soit la portion du capital representee. Dans les deux assemblees, les resolutions, pour etre valables, devront reunir les deux tiers au mains des voix exprimees. Les voix attachees aux actions pour lesquelles l'actionnaire n'a pas pris part au vote ou s'est abstenu ou a vote blanc ou nul ne sont pas pris en compte pour le calcul de la majorite.
Le changement de la nationalite de la Societe et !'augmentation des engagements des actionnaires ne peuvent etre decides qu'avec l'accord unanime des actionnaires et des obligataires.
Chaque actionnaire peut prendre part aux assemblees generales des actionnai res de la Societe en designant par ecrit, soit en original, soit par telefax, ou par courriel muni d'une signature electronique (conforme aux exigences de la loi luxembourgeo ise), une autre personne comme mandataire, actionnaire ou non.
Si tous les actionnaires sont presents ou representes a l'Assemblee Generale des actionnaires de la Societe, et declarent avoir ete dOment convoques et informes de l'ordre du jour de l'Assemblee Generale des actionnaires de la Societe, celle-ci pourra etre tenue sans convocation prealable.
Avant de commencer les deliberations, les actionnaires elisent en leur sein un president de l'Assemblee Generale Le president nomme un secretaire et les actionnaires nomment un scrutateur. Le president, le secretaire et le scrutateur torment le bureau de l'Assemblee Generale.
Les proces-verbaux des reunions de l'Assemblee Generale seront signes par les membres du bureau de l'Assemblee Generale et par tout actionnaire qui exprime le souhait de signer.
Cependant, si les decisions de l'Assemblee Generale doivent etre certifiees, des copies ou extraits a utiliser devant un tribunal OU autre part doivent etre signes par le president du Directoire ou deux membres du Directoire conjointement.
Article 11. - Direction de la Societe
La Societe sera regie par les dispositions de la loi luxembourgeoise du 1O aoOt 1915 sur les Societes Commerciales, telle que modifiee (la Loi de 1915).
La Societe est dirigee par un Directoire comprenant au mains trois membres, lesquels ne sont pas necessairement actionnaires de la Societe. Les membres du Directoire sont elus pour un terme ne pouvant exceder six ans et ils sont reeligibles.
Lorsqu'une personne morale est nommee membre du Directoire de la Societe (la Personne Morale), la Personne Morale doit designer une personne physique en tant que representant permanent qui la representera comme membre du Directoire de la Societe, conformement a la Loi de 1915.
Le(s) membre(s) du Directoire sont nommes par le Conseil de Surveillance. Le Conseil de Surveillance determine egalement le nombre de membres du Directoire, leur remuneration et la duree de leur mandat. Un membre du Directoire peut etre revoque avec ou sans motif et/ou peut etre remplace a tout moment par decision du Conseil de Surveillance.
En cas de vacance d'un paste de membre du Directoire pour cause de deces, de retraite ou toute autre cause, les membres du Directoire restants pourront elire, a la majorite des votes, un membre du Directoire pour pourvoir au remplacement du paste devenu vacant jusqu'a la prochaine reunion du Conseil de Surveillance de la Societe. En !'absence de membre du Directoire disponible, le Conseil de Surveillance devra etre rapidement etre reuni et se tenir pour nommer de nouveaux membres du Directoire.
Article 12. - Reunion du Directoire
Le Directoire doit nommer un president (le President) parmi ses membres et peut designer un secretaire, membre du Directoire ou non, qui sera en charge de la tenue des proces-verbaux des reunions du Directoire. Le President preside toutes les reunions du Directoire. En son absence, les autres membres du Directoire, nommeront un president pro tempore qui presidera la reunion en question, par un vote a la majorite simple des membres du Directoire presents ou par procuration a la reunion en question.
Les reunions du Directoire sont convoquees par le President ou par deux membres du Directoire, au lieu indique dans l'avis de convocation.
Avis ecrit de toute reunion du Directoire est donne a tous les membres du Directoire au moins 24 (vingt-quatre) heures avant la date prevue pour la reunion, sauf s'il y a urgence, auquel cas la nature et les motifs de cette urgence seront mentionnes brievement dans l'avis de convocation.
La reunion peut etre valablement tenue sans convocation prealable si tous les membres du Directoire de la Societe sont presents ou representes lors de la reunion du Directoire et declarent avoir ete dOment informes de la reunion et de son ordre du jour. II peut aussi etre renonce a la convocation ecrite avec !'accord de chaque membre du Directoire de la Societe donne par ecrit soit en original, soit par telefax ou par courriel muni d'une signature electronique (conforme aux exigences de la loi luxembourgeoise). Une convocation speciale ne sera pas requise pour une reunion du Directoire se tenant aux lieu et place prevus dans une resolution prealablement adoptee par le Directoire.
Tout membre du Directoire peut se faire representer au Directoire en designant par ecrit soit en original, soit par telefax ou par courriel muni d'une signature electronique conforme aux exigences de la loi luxembourgeoise, un autre membre du Directoire comme son mandataire.
Le Directoire ne peut deliberer et/ou agir valablement que si la moitie au mains des membres du Directoire est presente ou representee a une reunion du Directoire. Un membre du Directoire peut representer plus d'un autre membre du Directoire, a condition que deux membres du Directoire au mains soient physiquement presents a la reunion ou y participent par un moyen de communication qui est autorise par les statuts ou par la Loi de 1915. Les decisions sont prises a la majorite des voix des membres du Directoire presents ou representes lors de cette reunion du Directoire. Au cas ou lors d'une reunion, ii existe une parite des votes pour et centre une resolution, la voix du President de la reunion sera preponderante.
Tout membre du Directoire peut participer a la reunion du Directoire par conference telephonique , video conference ou tout autre moyen de communication similaire grace auquel
(i)les membres du Directoire participant a la reunion du Directoire peuvent etre identifies, (ii) toute personne participant a la reunion du Directoire peut entendre les autres participants et leur parler (iii) la reunion du Directoire est retransmise en direct et (iv) les membres du Directoire peuvent valablement deliberer. La participation a une reunion du Directoire par un tel moyen de communication equivaudra a une participation en personne a une telle reunion.
Nonobstant les dispositions qui precedent, en cas d'urgence ou de circonstances exceptionnel les le justifiant, une decision du Directoire peut egalement etre prise par voie circulaire. Une telle resolution doit consister en un seul ou plusieurs documents contenant les resolutions et signes, manuellement ou electroniquement par une signature electronique conforme aux exigences de la loi luxembourgeoise, par taus les membres du Directoire (resolution circulaire). La date d'une telle decision est la date de la derniere signature.
Article 13. - Proces-verbaux de reunions du Directoire
Les proces-verbaux des reunions du Directoire sont signes les membres du Directoire presents et une copie sera adressee aux membres du Directoire non-presents.
Les copies ou extraits de proces-verbaux destines a servir en j ustice ou ailleurs sont signes par deux membres du Directoire conjointement.
Article 14. - Pouvoirs du Directoire
Dans le respect de !'article 17 des Statuts, le Directoire est investi des pouvoirs les plus larges pour accomplir taus les actes de disposition et d'administration dans l'interet de la Societe. Taus les pouvoirs non expressement reserves par la Loi de 1915 OU par les Statuts a l'Assemblee Generale et au Conseil de Surveillance sont de la competence du Directoire.
Artic le 15. - Delegation de pouvoirs
Le Directoire peut nommer un delegue a la gestion journaliere , actionnaire ou non, membre du Directoire ou non, qui aura les pleins pouvoirs pour agir au nom de la Societe pour tout ce qui concerne la gestion journa liere.
Le Directoire peut nommer une personne, actionnaire ou non, membre du Directoire ou non, en qualite de representant permanent de toute entite dans laquelle la Societe est nommee membre du Directoire. Ce representant permanent agira de son propre chef , mais au nom et pour le compte de la Societe et engagera la Societe en sa qualite de membre du Directoire d'une telle entite.
Le Directoire est aussi autorise a nommer une personne, membre du Directoire ou non, pour !'execution de missions specifiques a taus les niveaux de la Societe.
Article 16. - Signatures autorisees
La Societe est engagee, en toutes circonstances vis-a-vis des tiers par la signature conjointe de deux membres du Directoire de la Societe. La Societe est engagee en plus par la signature conjointe de toutes personnes OU !'unique signature de toute personne a qui de tels pOUVOirs de signature auront ete delegues par le Directoire, et ce dans les limites des pouvoirs qui leur auront ete conferes. Dans les limites de la gestion journaliere , la Societe sera engagee par la seule signature , selon le cas, de la personne nommee a cet effet conformement au premier paragraphe de !'Article 16 ci-dessus.
Article 17. - Conseil de Surveillance
La Societe est supervisee par un conseil de surveillance (le Conseil de Surveillance) comprenant au mains trois membres, lesquels ne sont pas necessairement actionnaires de la Societe. Les membres du Conseil de Surveillance sont elus pour un terme ne pouvant exceder six ans et ils sont reeligibles.
Lorsqu'une personne morale est nommee membre du Conseil de Surveillance de la Societe (la Personne Morale), la Personne Morale doit designer une personne physique en tant que representant permanent qui la representera comme Administrateur Unique ou Administrateur de la Societe, conformement a la Loi de 1915.
Les membres du Conseil de Surveillance sont elus par l'Assemblee Generale. L'Assemblee Generale determine egalement le nombre de membres du Conseil de Surveillance , leur remuneration et la duree de leur mandat. Un membre du Conseil de Surveillance peut etre revoque avec ou sans motif eVou peut etre remplace a tout moment par decision de l'Assemblee
Generale.
En cas de vacance d'un paste de membre du Conseil de Surveillance pour cause de deces, de retraite ou toute autre cause, les membres du Conseil de Surveillance restants pourront elire, a la majorite des votes, un membre du Conseil de Surveillance pour pourvoir au remplacement du paste devenu vacant jusqu'a la prochaine Assemb lee Generale de la Societe. En !'absence de membre du Conseil de Surveillance disponible, l'Assemblee Generale devra etre rapidement etre reunie par le commissaire aux comptes et se tenir pour nommer de nouveaux membres du Conseil de Surveillance.
Les decisions du Directoire suivantes necessitent !'accord prealable du Conseil de Surveillance (les Decisions Majeures) :
i.acquisitions ou cessions par la Societe ou d'une de ses f iliales (ensemble, le Groupe) dont le prix depasse € 2.000.000, soit en une seule transaction ou en une serie de transactions liees ;
ii.tout investissement dans ou !'exploitation d'une entreprise par le biais d'une entite qui n'est pas une filiale detenue entierement , depassant € 2.000 .000 ;
iii.la modification, remplacement ou tout ajout materiel a un pret ou facilite de credit conclu par un membre du Groupe ou l'ajout d'un nouveau pret ou facilite de credit ;
iv.sous reserve de taus les arrangements concernant des sorties forcees ou droits d'inscription, !'adoption et la mise en ceuvre de toute strategie pour realiser le lancement d'un emprunt d'un membre du Groupe et les decisions quant au moment et a la fixation du prix de ce lancement ;
v.toute proposition faite a l'Assemblee Generale concernant une fusion, une recapitalisation, une decision de liquidation ou la mise en ceuvre de toute procedure de faillite volontaire de la Societe ou de tout membre du Groupe ;

vi.	toute proposition faite a l'Assemb lee Generale relative a la declaration et au paiement de dividendes ou autre distribution par la Societe ;
vii.la conclusion par la Societe ou tout membre du Groupe de toute transaction, concordat avec un dirigeant de la Societe ou tout autre membre du Groupe ou toute personne liee au dit dirigeant OU a tout actionnaire ;
viii.la revocation et la nomination du president du Directoire et la revocation ou la nomination du directeur general de la Societe ou de tout autre membre du Groupe ;
ix.la mise en place ou la modification de tout plan d'attribution d'actions aux salaries, tout plan de retraite ou d'assurance -vie de tout membre du Groupe ;

x.la conclusion de prets, de suretes ou d'indemnites par tout membre de Groupe au profit des salaries pour un montant superieur a EUR 2.000 .000 ;
xi.la creation de tout mortgage, droit reel, charge ou autre surete sur tout capital non appele ou tout actif de la Societe autrement que dans le cours normal des affaires ;
xii.les depenses en capital excedant EUR 2.000.000 lors d'une annee , par tout membre du Groupe, sans que cela ne soit prevu au budget ;

xiii.	toute proposition faite par le Directoire a l'Assemblee Generale concernant la revocation, le remplacement et la remuneration des commissaires aux comptes de la Societe ;
xiv.!'approbation de toute modification significative dans la politique ou la pratique comptable , en ce compris tout changement de l'exercice social de reference de la Societe ; et
XV. le versement a tout dirigeant de la Societe OU toute personne liee a lui, de toute prime OU commission sauf lorsque cela est prevu par un contrat de travail.
Article 18. - Reunions du Conseil de Surveillance
Le Conseil de Surveillance doit se reunir des qu'une decision relevant de sa competence aux termes de !'article 17 doit etre prise, sur convocation d'un membre du Conseil de Surveillance ou d'un membre du Directoire au lieu indique dans la convocation.
II sera donne a tous les membres du Conseil de Surveillance un avis ecrit de toute reunion du Conseil de Surveillance au moins 24 (vingt-quatre) heures avant la date prevue pour la reunion, sauf en cas d'urgence, auquel cas la nature (et les motifs) de cette urgence seront mentionnes brievement dans l'avis de convocation de la reunion du Conseil de Surveillance.
La reunion peut etre valablement tenue sans convocation prealable si tous les membres du
Conseil de Surveillance sont presents ou representes lors de la reunion et declarent avoir ete dument informes de la reunion et de son ordre du jou r. II peut aussi etre renonce a la convocation avec l'accord de chaque membre du Conseil de Surveillance donne par ecrit soit en original, soit par telegramme, telex , telefax ou courrier electronique.
Tout membre du Conseil de Surveillance pourra se faire representer aux reunions du Conseil de Surveillance en designant par ecrit un autre membre du Conseil de Surveillance comme son mandataire.
Les decisions du Conseil de Surveillance sont prises valablement a la majorite des voix des membres du Conseil de Surveillance presents ou representes. Chaque membre du Conseil qe Surveillance dispose d'une voix.
Tout membre du Conseil de Surveillance peut participer a la reunion du Conseil de
Surveillance par telephone ou video conference ou par tout autre moyen de communication similaire, ayant pour effet que toutes les personnes participant a la reunion peuvent s'entendre et se parler. La participation a la reunion par un de ces moyens equivaut a une participation en personne a la reunion.
Les proces-verbaux des reunions du Conseil de Surveillance seront signes par tous les membres du Conseil de Surveillance presents OU representes a la reunion.
Les resolutions circulaires signees par tous les membres du Conseil de Surveillance seront considerees comme etant valablement adoptees comme si une reunion du Conseil de Surveillance dument convoquee avait ete tenue. Les signatures des membres du Conseil de Surveillance peuvent etre apposees sur un document unique ou sur plusieurs copies d'une resolution identique, envoyees par lettre ou telefax.
Article 19. - Conflit d'interets
Aucun contrat ou autre transaction entre la Societe et une quelconque autre societe ou entite ne sera affecte ou invalide par le fait qu'un ou plusieurs membres du Directoire, membres du Conseil de Surveillance ou fondes de pouvoir de la Societe auraient un interet personnel dans une telle societe ou entite, ou sont membres du Directoire, membres du Conseil de Surveillance, actionnaire, fonde de pouvoir ou employe d'une telle societe ou entite.
Tout membre du Directoire, membre du Conseil de Surveillance ou fonde de pouvoir de la Societe, qui est membre du Directoire, membre du Conseil de Surveillance, fonde de pouvoir ou employe d'une societe ou entite avec laquelle la Societe contracterait ou s'engagerait autrement en affaires, ne pourra, en raison de sa position dans cette autre societe ou entite, etre empeche de deliberer, de voter ou d'agir en relation avec un tel contrat ou autre affaire.
Au cas ou un membre du Directoire ou du Conseil de Surveillance de la Societe aurait un interet personnel et contraire dans une quelconque affaire de la Societe, ce membre du Directoire ou du Conseil de Surveillance devra informer le Directoire ou le Conseil de Surveillance de la Societe de son interet personnel et contraire et ii ne participera pas aux deliberations et ne prendra pas part au vote sur cette affaire; un rapport devra etre fait au sujet de cette affaire et de l'interet personnel de ce membre du Directoire a la prochaine Assemblee Generale.
Le paragraphe qui precede ne s'applique pas aux resolutions du Directoire ou du Conseil de Surveillance concernant les operations realisees dans le cadre des affaires courantes de la
Societe conclues a des conditions normales.
Article 20. - lndemnisation
La Societe peut indemniser tout membre du Directoire ou directeur et ses heritiers, executeurs et administrateurs testamentaires pour des depenses raisonnablement encourues par lui en rapport avec toute action, proces ou procedure a laquelle ii sera implique en raison du fait qu'il a ete ou qu'il est un membre du Directoire ou directeur de la Societe ou, a la requete de toute autre societe de laquelle la Societe est actionnaire ou creanciere et de laquelle ii n'est pas en droit d'etre indemnise, excepte en relation avec des aftaires dans lesquelles ii sera finalement juge responsable de negligence grave ou de mauvaise gestion.
En cas d'arrangement , l'indemnisation sera seulement reglee en relation avec les affaires couvertes par !'arrangement et pour lesquelles la Societe obtient l'avis d'un conseiller que la personne qui doit etre indemnisee n'a pas failli a ses devoirs de la maniere visee ci-dessus. Le precedent droit d'indemnisation n'exclut pas d'autres droits auxquels ii a droit.
Article 21. - Commissaire(s) aux comptes
Les operations de la Societe sont surveillees par un ou plusieurs commissaires aux comptes ou, dans les cas prevus par la loi, par un reviseur d'entreprises agree. Le commissaire aux comptes est elu pour une periode n'excedant pas six ans et ii est reeligible.
Le commissaire aux comptes est nomme par l'Assemblee Generale qui determine leur nombre, leur remuneration et la duree de leur fonction. Le commissaire en fonction peut etre revoque a tout moment , avec ou sans motif , par l'Assemblee Generale.
Article 22. - Exercice social
L'exercice social commence le 1er janvier de chaque annee et se termine le 31 decembre de chaque annee.
Article 23. - Comptes annuels
Chaque annee, a la fin de l'annee sociale, le Directoire dressera les comptes annuels de la
Societe dans la forme requise par la Loi de 1915.
Le Directoire soumettra au plus tard un mois avant l'Assemb lee Generale Annuelle ordinaire le bilan et le compte de profits et pertes ensemble avec leur rapport et les documents afferents tels que prescrits par la loi, a l'examen du/des commissaire(s) aux comptes, qui redigera sur cette base son rapport de revision.
Le bilan, le compte de profits et pertes, le rapport du Directoire, le rapport du/des commissaire(s) aux comptes ainsi que tous les autres documents requis par la Loi de 1915, seront deposes au siege social de la Societe au moins 15 (quinze) jours avant l'Assemblee Generale Annuelle. Ces documents seront a la disposition des actionnaires qui pourront les consulter durant les heures de bureau ordinaires.
Article 24. - Affectation des benefices
II est preleve sur le benefice net annuel de la Societe 5% (cinq pour cent) qui sont affectes a la reserve legale. Ce prelevement cessera d'etre obligatoire lorsque la reserve legale aura atteint
10% (dix pour cent) du capital social de la Societe tel qu'il est fixe ou tel que celui-ci aura ete augmente OU reduit de temps a autre, conformement a !'article 5 des Statuts et deviendra obligatoire a nouveau si la reseNe legale descendra en dessous de ce seuil de 10% (dix pour cent).
L'Assemblee Generale decide de !'affectation du solde restant du benefice net annuel et decidera seule de payer des dividendes de temps a autre, comme elle estime a sa discretion convenir au mieux a l'objet et a la politique de la Societe et dans les limites de la Loi de 1915.
Les dividendes peuvent etre payes en euros ou en toute autre devise choisie par le Directoire et doivent etre payes aux lieu et place choisis par le Directoire.
Le Directoire peut decider de payer des acomptes sur dividendes sous les conditions et dans les limites fixees par la Loi sur les Societes de 1915.
Article 25. - Dissolution et Liquidation
La Societe peut etre dissoute, a tout moment, par une decision de l'Assemblee Generale de la Societe statuant comme en matiere de modifications des Statuts, tel que prescrit a !'article 11 ci dessus. En cas de dissolution de la Societe, ii sera precede a la liquidation par les soins d'un ou de plusieurs liquidateurs (qui peuvent etre des personnes physiques ou morales), et qui seront nommes par la decision de l'Assemblee Generale decidant cette liquidation. L'Assemblee Generale determinera egalement les pouvoirs et la remuneration du OU des liquidateurs.
Article 26. - Droit applicable
Toutes les questions qui ne sont pas regies expressement par les presents Statuts seront tranchees en application de la Loi de 1915.

POUR STATUTS COORDONNES Henri HELLINCKX
Notaire a Luxembourg
Luxembourg, le 14 fevrier 2013.

En cas de divergences entre le texte anglais et le texte franc,::ais, le texte anglais fera foi.